AMERICAN CENTURY SERVICES CORPORATION

                            TRANSFER AGENCY AGREEMENT


         This TRANSFER AGENCY AGREEMENT is made and entered into by and between the registered investment companies listed on Exhibit A to this Agreement (the "Companies"), as of the dates noted on such Exhibit A, and American Century Services Corporation, a Missouri corporation ("Services").

1. By action of their respective Board of Directors, the Companies appointed Services as their transfer agent, and Services accepted such appointment.

2. As transfer agent for the Companies, Services shall perform all the functions usually performed by transfer agents of investment companies, in accordance with the policies and practices of the Companies as disclosed in the prospectuses of the Companies or of their various series or otherwise communicated to Services from time to time, including, but not limited to, the following:

         (a) Recording the ownership, transfer, conversion and cancellation of ownership of shares of the Companies on the books of the Companies;

         (b) Causing the issuance, transfer, conversion and cancellation of stock certificates of the Companies;

         (c)      Establishing and maintaining records of accounts;

         (d) Computing and causing to be prepared and mailed or otherwise delivered to shareholders payment of redemption proceeds due from the Companies on redemption of shares and notices of reinvestment in additional shares of dividends, stock dividends or stock splits declared by the Companies on shares of the Companies;

         (e) Furnishing to shareholders such information as may be reasonably required by the Companies, including confirmation of shareholder transactions and appropriate income tax information;

         (f) Addressing and mailing to shareholders prospectuses, annual and semiannual reports; addressing and mailing proxy materials for shareholder meetings prepared by or on behalf of the Companies, and tabulating the proxy votes;

         (g)      Replacing   allegedly   lost,   stolen  or   destroyed   stock
                  certificates in accordance with and subject to usual and customary procedures and conditions;

         (h) Maintaining such books and records relating to transactions effected by Services pursuant to this Agreement as are required by the Investment Company Act of 1940, or by rules or regulations thereunder, or by any other applicable provisions of law, to be maintained by the Companies or their appointed transfer agent with respect to such transactions; preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation; furnishing Companies such information as to such transactions and at such times as may be reasonably required by it to comply with applicable laws and regulations, including but not limited to the laws of the several states of the United States;

         (i) Dealing with and answering all correspondence from or on behalf of shareholders relating to its functions under this Agreement.

3. The Companies may perform on site inspection of records and accounts and perform audits directly pertaining to the Companies' shareholder accounts serviced by Services hereunder at Services' facilities in accordance with reasonable procedures at the frequency necessary to show proper administration of this agreement and the proper audit of the Companies' financial statements. Services will cooperate with the Companies' auditors and the representatives of appropriate regulatory agencies and furnish all reasonably requested records and data.

4. (a) Services will at all times exercise due diligence and good faith in performing its duties hereunder. Services will make every reasonable effort and take all reasonably available measures to assure the adequacy of its personnel and facilities as well as the accurate performance of all services to be performed by it hereunder within the time requirements of any applicable statutes, rules or regulations or as disclosed in any of the Companies' prospectuses.

         (b) Services shall not be responsible for, and the Companies agree to indemnify Services, for any losses, damages or expenses (including reasonable counsel fees and expenses) (a) resulting from any claim, demand, action or suit not resulting from Services failure to exercise good faith or due diligence and arising out of or in connection with Services' duties on behalf of the fund hereunder; (b) for any delay, error, or omission by reason or circumstance beyond its control, including acts of civil or military authority, national emergencies, labor difficulties (except with response to Services employees), fire, mechanical breakdowns beyond its control, flood or catastrophe, act of God, insurrection, war, riot or failure beyond its control of transportation, communication or power supply; or (c) for any action taken or omitted to be taken by Services in good faith in reliance on
         (i) the authenticity of any instrument or communication reasonably believed by it to be genuine and to have been properly made and signed or endorsed by an appropriate person, or (ii) the accuracy of any records or information provided to it by the Companies, (iii) any authorization or instruction contained in any officers' instruction, or
         (iv) any advise of counsel approved by the Companies who may be internally employed counsel or outside counsel, in either case for the Companies or Services.

5. Services shall not look to the Companies for compensation for its services described herein. It shall be compensated entirely by American Century Investment Management, Inc., pursuant to the management agreement between American Century Investment Management, Inc. and the Companies, which requires American Century Investment Management, Inc. to pay, with certain exceptions, all of the expenses of the Companies.

6. (a) This Agreement may be terminated by either party at any time without penalty upon giving the other party 60 days written notice (which notice may be waived by either party).

         (b) Upon termination, Services will deliver to the Companies all microfilm records pertaining to shareholder accounts of the Companies, and all records of shareholder accounts in machine readable form in the format in which they are maintained by Services.

         (c) All data processing programs used by Services in connection with the performance of its duties under this Agreement are the sole and exclusive property of Services, and after the termination of this Agreement, the Companies shall have no right to use the same.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year indicated on Exhibit A.

                                     AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                       MUNICIPAL FUNDS
                                     AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                     AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                     AMERICAN CENTURY INVESTMENT TRUST
                                     AMERICAN CENTURY MUNICIPAL TRUST
                                     AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                     AMERICAN CENTURY TARGET MATURITIES TRUST


Attest:

/*/Douglas A. Paul                   /*/James M. Benham
Secretary                            President and Chief Executive Officer


Attest:                              AMERICAN CENTURY SERVICES CORPORATION

/*/William M. Lyons                  /*/James E. Stowers III
Secretary                            President and Chief Executive Officer

                                    Exhibit A

              COMPANIES AND FUNDS COVERED BY DISTRIBUTION AGREEMENT

--------------------------------------------------------------------------------- ----------------------------------

Registered Investment Company and Funds                                                         Date
--------------------------------------------------------------------------------- ----------------------------------

American Century California Tax-Free and Municipal Funds
     Benham California High Yield Municipal Fund                                           August 1, 1997
     Benham California Insured Tax-Free Fund                                               August 1, 1997
     Benham California Intermediate-Term Tax-Free Fund                                     August 1, 1997
     Benham California Limited-Term Tax-Free Fund                                          August 1, 1997
     Benham California Long-Term Tax-Free Fund                                             August 1, 1997
     Benham California Municipal Money Market Fund                                         August 1, 1997
     Benham California Tax-Free Money Market Fund                                          August 1, 1997

American Century Government Income Trust
     Benham Capital Preservation Fund                                                      August 1, 1997
     Benham GNMA Fund                                                                      August 1, 1997
     Benham Government Agency Money Market Fund                                            August 1, 1997
     Benham Inflation-Adjusted Treasury Fund                                               August 1, 1997
     Benham Intermediate-Term Treasury Fund                                                August 1, 1997
     Benham Long-Term Treasury Fund                                                        August 1, 1997
     Benham Short-Term Government Fund                                                     August 1, 1997
     Benham Short-Term Treasury Fund                                                       August 1, 1997

American Century International Bond Funds
     Benham International Bond Fund                                                        August 1, 1997

American Century Investment Trust
     Benham Prime Money Market Fund                                                        August 1, 1997

American Century Municipal Trust
     Benham Arizona Intermediate-Term Municipal Fund                                       August 1, 1997
     Benham Florida Intermediate-Term Municipal Fund                                       August 1, 1997
     Benham Florida Municipal Money Market Fund                                            August 1, 1997
     Benham Intermediate-Term Tax-Free Fund                                                August 1, 1997
     Benham Limited-Term Tax-Free Fund                                                     August 1, 1997
     Benham Long-Term Tax-Free Fund                                                        August 1, 1997
     Benham Tax-Free Money Market Fund                                                     August 1, 1997

American Century Quantitative Equity Funds
     American Century Equity Growth Fund                                                   August 1, 1997
     American Century Global Gold Fund                                                     August 1, 1997
     American Century Global Natural Resources Fund                                        August 1, 1997
     American Century Income & Growth Fund                                                 August 1, 1997
     American Century Utilities Fund                                                       August 1, 1997

American Century Target Maturities Trust
     Benham Target Maturities Trust: 2000                                                  August 1, 1997
     Benham Target Maturities Trust: 2005                                                  August 1, 1997
     Benham Target Maturities Trust: 2010                                                  August 1, 1997
     Benham Target Maturities Trust: 2015                                                  August 1, 1997
     Benham Target Maturities Trust: 2020                                                  August 1, 1997
     Benham Target Maturities Trust: 2025                                                  August 1, 1997
--------------------------------------------------------------------------------- ----------------------------------

By executing this Exhibit A, each Fund executes the Transfer Agency Agreement to which it is attached and any of its Exhibits and amendments as of the date specified above.


                                      AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                       MUNICIPAL FUNDS
                                      AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                      AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                      AMERICAN CENTURY INVESTMENT TRUST
                                      AMERICAN CENTURY MUNICIPAL TRUST
                                      AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY SERVICES             AMERICAN CENTURY TARGET MATURITIES TRUST
CORPORATION

James E. Stowers III                  James M. Benham
President and                         President and
Chief Executive Officer               Chief Executive Officer